EXHIBIT 3


                                                October 1, 1997


          Mr. Alan Gelband
          575 Madison Avenue
          7th Floor
          New York, New York 10022

                   Re:  American Electromedics Corporation
                        ----------------------------------

          Dear Alan:

                   This letter sets forth the terms of the purchase by me, Marcus Rowan ("Rowan") and/or my designees (collectively, the "Purchasers"), of an aggregate of 500,000 shares (the "Shares") of common stock, $.10 par value per share, of American Electromedics Corp., a Delaware corporation (the "Company"), consisting of 144,400 shares from The Alden Foundation ("Alden"), 101,200 shares from Alan Gelband Co. Defined Contribution Pension Plan (the "Gelband Pension Plan") and 254,400 shares from you, Alan Gelband ("Gelband"), at a price of $1.00 per share. (Alden, the Gelband Pension Plan and Gelband are sometimes individually referred to as a "Seller" and collectively as the "Sellers".) As noted herein, the Purchasers will be seeking to purchase up to $280,000 principal amount of the Company's 14% Convertible Subordinated Debentures (the "Debentures") from holders designated by you.

                   1. Subject to the terms and conditions herein, the Sellers hereby sell the Shares to the Purchasers, and the Purchasers hereby purchase the Shares from the Sellers, at an aggregate purchase price of $500,000 (the "Purchase Price").

                   2. On or prior to October 3, 1997, Rowan shall deliver to the Reid & Priest LLP Escrow Account (the "R&P Escrow") an aggregate amount of not less than $630,000.

                   3. Upon closing, Gelband shall deliver to the Escrow Agent share certificates for the Shares, duly endorsed for transfer with signature guarantees, receipt of which shall be acknowledged by the Escrow Agent.

                   4. Upon Closing, the R&P Escrow shall deliver to Alan Gelband, a check in the amount of $500,000 for the Purchase Price, receipt of which shall be acknowledged by Gelband.

                   5. Gelband, on behalf of himself and the other Sellers, hereby represents and warrants to the Purchasers that
          (i) the Sellers have good and marketable title to the Shares, free and clear of any lien or restriction except those restrictions imposed by the Securities Act of 1933, as amended (the "Act"); (ii) each Seller has full authority to enter into this letter agreement and to sell the Shares; and (iii) Gelband as a director of the Company is familiar with the financial condition and current developments of the Company.

                   6. Rowan, on behalf of himself and the other Purchasers, represents and warrants to the Sellers that (i) he is a director of the Company and is familiar with the affairs of the Company, financial and otherwise, and is able to make an informed decision regarding the purchase of the Shares; (ii) each Purchaser is an "accredited investor," as such term is defined under the Act; and (iii) he is aware that the Act imposes restrictions upon any pledge, transfer or resale of Shares and that the certificates evidencing the ownership of Shares will bear the following legend:

                   "The securities represented by this certificate may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for securities under the Securities Act of 1993, (ii) compliance with Rule 144 under said Act or (ii) an opinion of the Company counsel that such registration is not required."

          and that stop transfer orders may be placed against the Shares.

                   7. Simultaneous with the delivery of the Shares by Gelband to Rowan and the release by the R&P Escrow to Gelband of a check for the Purchase Price pursuant to Sections 2 and 3 hereof, (i) Gelband shall tender his resignation as a director of the Company to the Board of Directors of the Company in the form indicated in Exhibit A hereto, (ii) Gelband shall deliver to the Company a general release in the form indicated in Exhibit B hereto, (iii) Gelband shall deliver his agreement restricting his investment in the Company for two years, which agreement is in the form of Exhibit C hereto, and (iv) Rowan shall cause the Company to deliver to Gelband a general release in the form indicated in Exhibit D hereto.

                   8. Subject to the closing of the purchase of the Shares, Rowan will offer to purchase (the "Offer") $127,900 principal amount of Debentures from the persons listed on
          Schedule I to Exhibit E hereto ("Holders") at the face amount thereof plus interest accrued through September 30, 1997, with payment to be made from the R&P Escrow, and Rowan may offer to purchase the balance of the Debentures from the persons listed on
          Schedule II to Exhibit E for a period ending three (3) days prior to expiration of the conversion period for a reduced Conversion Price, during which period Gelband cannot offer to purchase any of such Debentures. Rowan will send to each Holder a letter in substantially the form of Exhibit F hereto.

                   9. This letter agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

                   10. This letter agreement constitutes the entire agreement among the parties hereto with respect to the purchase and sale of the Shares and the Offer, and may not be amended except by written agreement of the parties.

                   If the foregoing is acceptable to you, please indicate your acceptance by countersigning this letter where indicated.

                                                  Sincerely,


                                                  /s/ Marcus Rowan
                                                  -------------------------
                                                        Marcus Rowan
          Agreed and Accepted this
          1st day of October 1997


          /s/ Alan Gelband
          ----------------------------
                Alan Gelband


          The Alden Foundation


          by: /s/ Alan Gelband
             -------------------------


          Alan Gelband Co. Defined Benefit Pension Plan


          by: /s/ Alan Gelband
             -------------------------

                                      EXHIBIT A


                                                  October 1, 1997


          American Electromedics Corp.
          13 Columbia Drive, Suite 18
          Amherst, New Hampshire

          Attention: Board of Directors


          Gentlemen:

                 I hereby tender my resignation as a director of American Electromedics Corp. effective upon the closing of the Letter Agreement, dated October 1, 1997, between Marcus Rowan and me for my sale of the Company's securities.


                                                  Very truly yours,



                                                  Alan Gelband

                                      EXHIBIT B


          To all to whom these Presents shall come or may Concern,

                 Know That Alan Gelband as Releasor, for good and valuable consideration received from American Electromedics Corp., a Delaware corporation, as Releasee, receipt whereof is hereby acknowledged, releases and discharges the Releasee, Releasee's heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release.

                 The words "Releasor" and "Releasee" include all releasors and all releasees under this Release.

                 This Release may not be changed orally.

                 IN WITNESS WHEREOF, the Releasor has hereunto set Releasor's hand and seal the 1st day of October, 1997.

                 In presence of
                                                  ____________________ L.S.



          STATE OF                      COUNTY OF


               On October 1, 1997, before me ______________________________
          personally came Alan Gelband to me known, and known to me to be the individual described in, and who executed the foregoing Release, and duly acknowledged to me that he executed the same.


                                                  ____________________

                                      EXHIBIT C

                                                       October 1, 1997


          Mr. Alan Gelband
          575 Madison Avenue
          Suite 700
          New York, New York 10022



                                 Standstill Agreement
                                 --------------------


          Dear Mr. Gelband:


                    This letter agreement sets forth the terms of our agreement with respect to any direct and/or indirect ownership or acquisition by you, Alan Gelband ("Gelband"), of any Voting Securities (as defined below) of American Electromedics Corp., a Delaware corporation (the "Company"). The Company and you acknowledge, respectively, that the consideration for entering into and delivering this letter agreement is your sale of 500,000 shares of the Company's Common Stock to some investors and the issuance and delivery by the Company to you of a General Release simultaneous with such sale.

                    For the purposes of this letter agreement, the following definitions shall apply: "Common Stock" means the Common Stock, par value $.10 per share of the Company or any securities of the Company issued in substitution thereof; "affiliate" of a person means a person that directly or
          -----------
          indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person and, to the extent not otherwise within this definition, a member of such person's immediate family; "control" means the power to direct or cause the direction of the management or policies of a person whether through ownership of securities, by contract or otherwise; "person" means and includes an individual, a
                     --------
          partnership; a joint venture, a corporation, a group, a trust, an estate, an unincorporated organization or association, and any "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); "immediate
                                                                 ----------
          family" of a person means a son or daughter of such person or a
          -------
          descendent of either, a stepson or stepdaughter of such person, the father or mother of such person or an ancestor of either, a stepfather or stepmother of such person or a spouse of such person; for the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood; and "Voting
                                                                   -------
          Securities" includes the Common Stock, and any other securities
          ----------
          of the Company entitled to vote generally for the election of directors or any securities having the right to convert into such securities or any option or rights to acquire any of the foregoing, now or hereafter outstanding.

                    1. Gelband covenants and agrees with the Company that he will not in his name, nor will he permit any affiliate over which he exercises control (including but not limited to The Alden Foundation and Alan Gelband Co. Defined Contribution Pension Plan), without the prior consent of the Company's Board of Directors specifically expressed in a resolution adopted by a majority of the directors of the Company, for a period of two (2) years following the date of this letter agreement (the "Agreement Term") to:

                    (a) Own or acquire or offer to acquire, directly or indirectly, of record or beneficially, by purchase or otherwise, any Voting Securities in aggregate amount at any time exceeding the greater of (I) 150,000 shares of Common Stock (as the shares are presently constituted) or (II) two (2%) percent of the issued and outstanding shares of Common Stock (excluding treasury shares); or

                    (b) Seek representation on the Board of Directors of the Company or solicit proxies with respect to Voting Securities under any circumstances; submit proposals for the vote of stockholders of the Company; or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used on the date hereof in Rule 14a-11 of Regulation 14A under the Exchange Act); or

                    (c) Enter into any joint venture, partnership, voting arrangement or other understanding or otherwise act in concert with any other person for the purpose of acquiring, holding or voting of any Voting Securities;

                    (d) Take any action (or permit any investment banker, attorney, accountant or any other representative retained by him to take any action a part of such retention), directly or indirectly, to acquire or affect a change of control of the Company or initiate contact with any person or entity in an effort to solicit, encourage or assist such person or entity in a takeover proposal. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in the Company or a substantial portion of the Company's assets.

                    2. Gelband acknowledges and agrees that the Company would be irreparably damaged in the event any of the provisions of this letter agreement were not performed by him in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to redress breaches of this letter agreement and to specifically enforce the terms and provisions hereof in any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

                    3. This letter agreement sets forth the entire agreement between us with respect to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by both of us.

                    4. This letter agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

                    If the foregoing correctly sets forth our agreement, kindly sign and return to us the enclose copy of this letter agreement.


                                             American Electromedics Corp.



                                             By: ________________________



          Agreed to:


          _______________________________
          Alan Gelband

                                      EXHIBIT D


          To all to whom these Presents shall come or may Concern,

                    Know That American Electromedics Corp, a corporation organized under the laws of the State of Delaware, as Releasor, for good and valuable consideration received from Alan Gelband, as Releasee, receipt whereof is hereby acknowledged, releases and discharges the Releasee, Releasee's heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release.

                    Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

                    This Release may not be changed orally.

                    IN WITNESS WHEREOF, the Releasor has caused this Release to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on October 1, 1997.

                    In presence of:
                                             _________________________

                                             By_______________________

          STATE OF                      COUNTY OF

               On October ___, 1997, before me ____________________________
          personally came ____________________________ to me known, who, by me duly sworn, did depose and say that deponent resides at ______ ________________________________ that deponent is the ___________
          of American Electromedics Corp., the corporation described in, and which executed the foregoing Release, that deponent knows the corporate seal of the corporation, that the seal affixed to the Release is the corporate seal, that it was affixed by order of the board of the corporation; and that deponent signed deponent's name by like order.
                                                  ____________________

                                      EXHIBIT E


               SCHEDULE I
               ----------

               HOLDER    PRINCIPAL AMOUNT
               ------    ----------------

          1.   LGD Corporation                 30,000
          2.   Alden Foundation                19,500
          3.   Alan Gelband Co. Defined
                Contribution Pension Plan      18,000
          4.   John M. Camp III                20,400
          5    Alan Feldman                    40,000
                                             ========
                                             $127,900



               SCHEDULE II
               -----------


          1.   JBR Trust No. 4               $ 30,000
          2.   Stanley I. Aber                 12,000
          3.   Mark Mamolen                    30,000
          4.   John McMahon                    30,000
          5.   Jonathan F. Boucher             30,000
          6.   Thomas Hardy                    20,100
                                             ========
                                             $152,100

                                      EXHIBIT F


                                                       October   , 1997

          [Holder Name and Address]

          Dear __________:

                    Please be advised that pursuant to an agreement with Alan Gelband, the undersigned hereby offers to purchase from you (the "Offer") your American Electromedics Corp. 14% Convertible Subordinated Debenture due October 31, 1999 for the principal amount thereof plus accrued interest through September 30, 1997, or an amount of $_________ (the "Purchase Price"). The Offer will remain open until October __, 1997.

                    In order to effect the purchase of your Debenture and other Debentures pursuant to the Offer, I have placed funds in an escrow account with the law firm of Reid & Priest LLP (the "Escrow Agent"). Upon receipt in proper form by the Escrow Agent of your Debenture and supporting documents as noted below, the Escrow Agent will be instructed to send to you promptly a check in payment of the full amount of the Purchase Price.

                    Should you decide to accept the Offer, you must deliver your Debenture to the Reid & Priest Escrow Account, 40 West 57th Street, New York, New York, 10019, Attention: Bruce A. Rich, Esq. together with i) a completed Assignment Form (found at the end of the Debenture), and ii) representations and warranties that you
          (a) have good and marketable title to the Debenture, free and clear of any lien or restriction except those restrictions imposed by the Securities Act of 1933, as amended; (b) have full authority to sell the Debenture; and (c) are familiar with the financial condition and current developments of the Company.

                    As you are aware, the Company is to reduce the Conversion Price of the Debentures to $1.00 per share for a
          period from October   , 1977 through October   , 1977, after
          which the Conversion Price of $3.75 will be restored. Instead of accepting my offer to purchase your Debenture, you shall have the right to convert it at the reduced Conversion price.

                    Should you have any question, please call the undersigned at (___) ___-____.

                                                  Very truly yours,


                                                  Marcus Rowan